SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

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Definitive Information Statement

FIDELITY CAPITAL CONCEPTS LIMITED
(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

Fidelity Capital Concepts Limited
Suite 1000 – 409 Granville Street
Vancouver, British Columbia  Canada  V6C 1T2

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Fidelity Capital Concepts Limited, a Nevada corporation, to the holders of record at the close of business on the record date, November 12, 2004, of the company's outstanding common stock, $.0001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to a change of name of our company from " Fidelity Capital Concepts Limited” to "Id-Confirm Inc.".

Our Board of Directors unanimously approved the change of name to "Id-Confirm Inc." Our Board of Directors approved the change of name of our company to "Id-Confirm Inc." to more accurately reflect our future business as disclosed in our Form 8-K Current Report filed on November 16, 2004.  Our company thereafter received the consent of a majority of the outstanding shares of our common stock.  Our company will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the Private Corporations Code of the Nevada Revised Statutes, file Articles of Amendment to amend our Certificate of Incorporation changing our name.  This amendment will not be filed until after a date which is at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Definitive Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors have fixed the close of business on November 12, 2004 as the record date for the determination of shareholders who are entitled to receive this Information Statement.  There were 43,200,000 shares of common stock issued and outstanding on November 12, 2004. We anticipate that this Information Statement will be mailed on or about November 30, 2004 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since October 1, 2003, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

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any director or officer of the company;

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any proposed nominee for election as a director of the company; and

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any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose any action described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, November 12, 2004, we had a total of 43,200,000 shares of common stock ($.0001 par value per common share) issued and outstanding.

The following table sets forth, as of November 12, 2004, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Keith Ebert, Director Suite 2901, 1201 Marinaside Crescent Vancouver, BC V6Z 2V2	20,000,000 shares Direct Ownership	46.30%
Graham Crabtree 294 Heywood House Anguilla, B.W.I.	4,000,000 shares Direct Ownership	9.26%
Management as a Group including executive officers and directors	20,000,000 shares Direct Ownership	46.30%

(1)

Based on 43,200,000 shares of common stock issued and outstanding as of November 12, 2004.  Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

AMENDMENT TO THE CORPORATION'S ARTICLES

On November 12, 2004, our board of directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change the name of our company from "Fidelity Capital Concepts Limited" to "Id-Confirm Inc.".

Shareholder approval for the change of name was obtained by written consent of two shareholders collectively owning 24,000,000 shares of our common stock, which represented 55.56% on the record date, November 12, 2004.  The change of name will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

CHANGES TO OUR BUSINESS

We were incorporated in the State of Nevada on January 29, 1999.  Commensurate with the acquisition of Kim Allan Silk Corp. on September 1, 2003, which became our wholly owned subsidiary, our business plan was to become actively engaged in the business of marketing and selling wholesale and retail knit silk undergarments and silk blended lounge wear through the internet and mail order.  We have never had any bankruptcy, receivership, or similar proceedings.

As management of our company has investigated opportunities and challenges in expanding our wholesale and retail garment sales, internet and mail order business, management has realized that this business may not present the best opportunity for our company to realize a return for our shareholders. As such, our management has considered and is considering other potential opportunities, including opportunities in businesses which have no connection to the garment sales business.  We have evaluated business opportunities that appear potentially profitable and will determine as opportunities arise whether to become involved in a different business.  Due to our inability to generate sufficient revenues to substantially expand operations, we have decided to seek and identify a different line of business.

Further to our investigation of business opportunities, we have agreed to acquire all of the issued and outstanding shares of ID Confirm Inc., a Colorado corporation.  We have entered into a share exchange agreement with the shareholders of ID Confirm Inc. ("IDC") to acquire 100% of the issued voting shares of IDC in exchange for 26,000,000 of our common voting shares.  The share consideration to be paid by us to the IDC shareholders will represent 37.19% of our issued voting equity on a fully diluted basis following closing.  Our acquisition of IDC is an arm's length transaction.  IDC is in the business of developing and implementing the commercialization of a mobile personal biometric device for use in personal security applications.

Biometrics are automated methods of identifying a person or verifying the identity of a person based on a physiological or behavioral characteristic.  Biometric technologies are becoming the foundation of an extensive array of highly secure identification and personal verification solutions.  Essentially, all current biometric technologies work on the same principal.  Each user is enrolled by the biometrics system and a copy of the enrollment data is stored in a secured database.  When users present themselves for authentication, a new scan/sample is taken and compared with the one stored in the secured database.  If the new sample matches, verification is confirmed.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to our Articles of Incorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our corporation, including financial statements, you may refer to our Registration Statement on Form SB-2 and other periodic filings made with the SEC from time to time.  Copies of these documents were mailed to all shareholders of our corporation.  Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at 604.681.9588.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Fidelity Capital Concepts Limited has duly caused this report to be signed by the undersigned hereunto authorized.

November 16, 2004

FIDELITY CAPITAL CONCEPTS LIMITED

By:

/s/Gerald R. Tuskey
Gerald R. Tuskey
Secretary and Director

APPENDIX A

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299
(775) 684 5708
Website:  secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important:  Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.

Name of corporation:

Fidelity Capital Concepts Limited

2.

The articles have been amended as follows:  (provide article numbers, if available):

Article 1 of the Company is amended to read:  Id-Confirm Inc.

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The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is:

55.56%

4.

Effective date of filing (optional): _____________________________________________

(must not be later than 90 days after the certificate is filed)

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Officer Signature (required):  ________________________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees.  See attached fee schedule.